EXHIBIT 10.04

Amendment No. 1 to
Non-Employee Director
Restricted Stock Award Plan

Darling International Inc., a Delaware corporation, hereby amends the Non-Employee Director Restricted Stock Award Plan approved March 9, 2006 (the “Non-Employee Director Plan”) as follows, effective as of January 15, 2009.

1.	The third paragraph of the Non-Employee Director Plan is amended and restated to read in its entirety as follows:

Date of Award:  The fourth business day after the Company releases its annual financial results for its last completed fiscal year.

2.	The fourth paragraph of the Non-Employee Director Plan is amended and restated to read in its entirety as follows:

Number of Shares Granted:  $20,000 divided by the Fair Market Value per Share on the third business day after the Company releases its annual financial results for its last completed fiscal year; provided, however, that if the maximum aggregate Share limit for issuance to Non-Employee Directors under the Plan is exceeded on the Date of Award, each Non-Employee Director shall receive his pro-rata share of the then-remaining Shares issuable under the Plan.

Except as expressly amended above, the Non-Employee Director Plan shall remain in full force and effect and is herby ratified and confirmed.